THE GLENMEDE FUND, INC.
                    Registration No. 811-5577
                           FORM N-SAR
              Annual Period Ended October 31, 2001


List of attachments in response to Item 77:
     Item Number             Attachment

     A                        Y
     B                        Y
     C                        Y
     D                        N
     E                        N
     F                        N
     G                        N
     H                        N
     I                        N
     J                        N
     K                        N
     L                        N
     M                        N
     N                        N
     O                        N
     P                        N
     Q1                       Y
     Q2                       N
     Q3                       N

SUB-ITEM 77C: Submission of matters to a vote of security holders.

(a) Pursuant to a Consent of Sole Shareholders of the Small Capitalization Growth Portfolio dated June 19, 2001, The Glenmede Trust Company, as sole shareholder, approved the following matter with regards to the Small Capitalization Growth Portfolio: the form, terms and provisions of the Sub-Investment Advisory Agreement among the Glenmede Fund, Inc., Glenmede Advisers, Inc. and TCW Investment Management Company, subject to the consummation of the acquisition of The TCW Group, Inc. by Societe Generale Asset Management, S.A.

SUB-ITEM 77Q1:  Exhibits.

(a) Articles Supplementary to the Articles of Incorporation are incorporated herein by reference to Exhibit (a)(19) in the Registrant's Post-Effective
Amendment  No.  33  filed  with  the   Commission  on  November  29,  2001.

(e)Sub-Investment Advisory Agreement among The Glenmede Fund, Inc.,Glenmede Advisers, Inc. and TCW Investment Company relating to the Small Capitalization Growth Portfolio is incorporated herein by reference to Exhibit (d)(14) in Registrant's Post- Effective Amendment No. 33 filed with the Commission on November 29, 2001.